Exhibit 99.2
Cal Dive International Remington Acquisition January 23, 2006

Forward-looking Statements Certain statements made herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "will," "look forward to" and similar expressions are intended to identify forward-looking statements. The expectations set forth in this filing regarding accretion, returns on invested capital, achievement of annual savings and synergies, achievement of strong cash flow, sufficiency of cash flow to fund capital expenditures and achievement of debt reduction targets are only the parties' expectations regarding these matters. Actual results could differ materially from these expectations depending on factors such as the combined company's cost of capital, the ability of the combined company to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations, prior contractual commitments of the combined companies and their ability to terminate these commitments or amend, renegotiate or settle the same, the combined company's actual capital needs, the absence of any material incident of property damage or other hazard that could affect the need to effect capital expenditures, any unforeseen merger or acquisition opportunities that could affect capital needs, the costs incurred in implementing synergies and the factors that generally affect both Cal Dive's and Remington's respective businesses as further outlined in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each of the companies' respective Annual Reports on Form 10-K for the year ended December 31, 2004. Actual actions that the combined company may take may differ from time to time as the combined company may deem necessary or advisable in the best interest of the combined company and its shareholders to attempt to achieve the successful integration of the companies, the synergies needed to make the transaction a financial success and to react to the economy and the combined company's market for its exploration and production.

Additional Information Cal Dive and Remington will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission ("SEC"). Investors are urged to read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Cal Dive free of charge by requesting them in writing from Cal Dive or by telephone at (281) 618-0400. You may obtain documents filed with the SEC by Remington free of charge by requesting them in writing from Remington or by telephone at (214) 210-2650. Cal Dive and Remington, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Remington in connection with the merger. Information about the directors and executive officers of Cal Dive and their ownership of Cal Dive stock is set forth in the proxy statement for Cal Dive's 2005 Annual Meeting of Shareholders. Information about the directors and executive officers of Remington and their ownership of Remington stock is set forth in the proxy statement for Remington's 2005 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available. The following documents are filed herewith pursuant to Rule 425 under the Securities Act of 1933: Slide show presentation to investors and analysts on January 23, 2006 and subsequent dates.

Participants

Transaction Overview $27.00 per share cash, 0.436 Cal Dive shares per Remington share. $1.4 billion enterprise value based on 30.15 million Remington shares. 58% cash / 42% stock. Tax free reorganization. Pro forma ownership: 86% Cal Dive, 14% Remington. Remington debt free with cash estimated to be $2 per share at closing. Conditions to closing. Regulatory approval. Remington stockholder approval. Expected close in second quarter. Remington team key to going concern. Retain all key management and operations personnel. Maintain Dallas office. Incentivized for future growth.

Strategic Rationale The acquisition of Remington is the next logical step in the evolution of Cal Dive's unique production contracting based business model...

Strategic Rationale Access to both deepwater prospects and the means to exploit them. Cal Dive operatorship. Results in continuation of differentiated long-term earnings growth. REM's prospect generation based growth strategy is highly complementary to Cal Dive's production model. REM will build on existing portfolio of deepwater PUDs. Create extra exploitation value through the deployment of CDIS assets for drilling, development, maintenance and abandonment. Accelerates high impact, ready to drill inventory. 4 Tcfe reserve potential (1 Tcfe risked). 4x proved reserves on risked basis. 100% working interest in all deepwater prospects.

Strategic Rationale Cal Dive can enhance financial results of key deepwater prospects by promoting partnership arrangements. Exploitation of REM's prospect inventory will provide increased backlog for Marine Contracting. Combined Shelf Production business has critical mass. Operating synergies and purchasing leverage. Utilize Remington seismic library across Cal Dive assets. Remington possesses a top flight technical team. The transaction is immediately accretive to earnings and cash flow.

Cal Dive Track Record In Production Formed ERT in 1992 - Acquisition of Sunset Assets. Leverage P&A expertise. Initial deepwater investment in 2000 - Gunnison. Continued to build PUD deepwater portfolio through 2005. Telemark, Devil's Island, Bass Lite, Tiger and Tulane. Complements expanding deepwater fleet and production facility expertise. Next step: Operatorship in deepwater. Control destiny, control development cycle time. Prospect generation is a critical capability. Annual production growth of 31% during past decade. Averaged approximately 30% return on capital over same period. Year-end 2005 reserves: 227 Bcfe (Remington: 279 Bcfe). 2006P production: 120 - 130 MMcfed (Remington: 128 MMcfed).

Evolution of Deepwater Reservoir Development Solutions 1995 - First Dynamically Positioned (DP) construction vessel in GOM (Witch Queen) 1997 - First rig alternative subsea well intervention vessel (Uncle John) 2001 - Acquired robotic "ROV" capability (Canyon) 2002 - Acquired subsea well intervention in UK (Well Ops UK) 2002 - Q4000 First purpose built construction / well ops vessel for 10,000 fsw 2003 - First provision of leased floating production system (Marco Polo) 2003 - First in field flow line pipelay vessel (Intrepid) 2004 - First pipe burial robot (Super Trencher) 2005 - Acquired resources for reservoir engineering, G&G and well engineering (Helix) 2006 - Converting first transmission pipelay vessel (Caesar) 2006 - Adding drilling capability to the Q4000 2006 - Initiated engineering of next Q4000 and redeployable floating production units.

Remington Overview Headquarters: Dallas, Texas Gulf of Mexico focused Highly specialized technical staff 2006P Net Production: 128 MMcfed Year-End 2005 Proved Reserves: 279 Bcfe After-tax PV-10: $38.25 per Remington share at forward curve. 63% Gas/37% Oil $2.47/Mcfe three-year average F&D costs Discovered 1 Tcfe (gross) between 1998 and 2004 Balanced, deep prospect inventory 150 prospects 1 Tcfe of net risked reserve potential

Experienced Team Utilizing An Extensive Seismic Library 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 MSGraph.Chart.8 MSGraph.Chart.8 Remington Team 3-D Seismic Coverage

Remington: A Track Record Of Organic Growth ... 1997 1998 1999 2000 2001 2002 2003 2004 20051 2006P East 19.7 38 46.7 55.5 79 76.2 95.3 104.4 114 128 23% CAGR ______________________________ 1 Pro forma to exclude impact of 27 MMcfed of deferred production associated with hurricanes Katrina and Rita. 1997 1998 1999 2000 2001 2002 2003 2004 2005P East 63 86 109 151 195 204 212 252 279 20% CAGR Net Production Proved Reserves

.... With Impressive Returns On Capital __________________________ 1 Peer group includes BDE, EPL, THX, PQUE, SKE, SGY and WTI. 2 See GAAP reconciliation at Company's website - www.caldive.com.

Remington Prospect Portfolio Bottom-up reserve risk assessment based on historical success rates. 5-7 year drilling inventory. Targeting 30% fleet utilization with Remington/ERT activity. 1: Over $1.0 Billion of life of field services involved.

Segment Operating Profit Mix Gross Profit (& Equity in Earnings) Contribution By Segment 2002 2003 2004 2005P 2006P 2006 Pro Forma Medium-term Target Contracting Services 0.5 0.28 0.25 0.48 0.55 0.41 0.5 Oil And Gas Production 0.5 0.72 0.75 0.52 0.45 0.59 0.5

Combined Deepwater Portfolio Drillable with Q4000 Independence Hub Telemark Bass Lite Marco Polo Noonan Devil's Island Tiger Gunnison Tulane Remington Deepwater Prospects Cal Dive Fields Ty Webb Motor Mouth Al Czervik Cal Dive Production Facilities

Remington Deepwater Inventory All Prospects: 100% Operated, 100% Working Interest Noonan 45-65 MMboe potential Transocean Amirante under contract Q3 2006 exploration well $102,500 dayrate (1/3 of current spot dayrate) Option for second well at $135,000 per day High quality inventory enables mitigation of exploration risk through utilization of partners on a promoted basis

Strategic Advantage Of Commercial Model In The Deepwater Model In The Deepwater Model In The Deepwater Model In The Deepwater Model In The Deepwater MSPhotoEd.3 MSPhotoEd.3 Drilling/Completion Facility Solutions Development Maintenance Abandonment Key Assets Q4000 Mobil Production Unit Intrepid Express Caesar ROVs Q4000 Seawell ROVs Q4000 Seawell Value Creating Methodologies Slimbore Wells Re-Deployment of Floater Pipe Burial Non Drill Rig Intervention 'Full cycle cost can be reduced by at least 20% compared to conventional approaches'

Q4000 Upgrade - Drilling Capability Addition Of Modular-Based Drilling System Hybrid Slimbore Technology Designed For Deepwater Exploration And Appraisal Scheduled Completion: Early 2007

Tangible Benefits In The Deepwater Acceleration 94% of 2006 Gulf of Mexico floater drilling capacity already contracted (65% in 2007). One year acceleration in average prospect = $7 - $10 million NPV benefit. Unlocked via Q4000/deepwater fleet/modular production facility. Pull through marine contracting revenue Sell down E&P working interest - still pull through 100% of contracting revenues. Maintain operatorship. Estimated $50 - $70 million in revenue per deepwater prospect.

Remington Key Fields Cal Dive Key Fields East Cameron 346 30 MMCFE/D net Key Shelf Production Locations West Cameron Area 20 MMCFE/D net Eugene/S. Marsh Island 24 MMCFE/D net S. Marsh Island 130 20 MMCFE/D net High Island A 557 9 MMCFE/D net Ship Shoal/ S. Timbalier 10 MMCFE/D net Ship Shoal/ S. Timbalier 10 MMCFE/D net Central Gulf Focus Critical Mass In Operations 22

Strategic Advantage Of Commercial Model A Hurricane Case Study Cal Dive production restored quickly in key winter natural gas markets. Average natural gas price: $13 per Mcf.

Financial Information

2006 Earnings / Cash Flow Accretion1 The acquisition is expected to be 8% accretive to 2006P consensus earnings and 37% accretive to 2006P cash flow. __________________________ 1 Presented on basis that transaction closed on January 1, 2006. 2 Based on $8.50 natural gas/$55 oil and 128 MMcfed production. 3 See GAAP reconciliation at Company's website - www.caldive.com.

2007 Earnings / Cash Flow Accretion The acquisition is expected to be 15% accretive to 2007P consensus earnings and 39% accretive to 2007P cash flow. __________________________ 1 Based on $8.50 natural gas/$55 oil and 175 MMcfed production. 2 See GAAP reconciliation at Company's website - www.caldive.com. 3 First Call Consensus estimate.

Pro Forma Condensed Balance Sheet (9/30/2005) (Dollar amounts in millions) 1 Defined as Total Debt divided by Total Debt plus Shareholders' Equity. 2 See GAAP reconciliation at Company's website - www.caldive.com

Pro Forma Debt Summary Pro forma interest coverage of 7.1x2 on TTM EBITDA. Projected Pro Forma 2006 Debt Service Coverage of 9.6x2 __________________________ 1 Floating rate, seven-year term, 1% amortization. 2 See GAAP reconciliation at Company's website - www.caldive.com.

Historical Debt Ratios1 Debt amortization through free cash flow and possible sale of minority stake in the non-core shelf contracting business and other assets. YE 02 YE 03 YE 04 9/1/2005 Sep-05 Pro Forma YE 06 Target 0.4 0.35 0.22 0.42 0.51 0.45 3.5 1.8 0.7 1.5 2.5 1.5 Debt/TTM EBITDA Debt/Book Capitalization 1 See GAAP reconciliation at Company's website - www.caldive.com.

Cal Dive Existing Hedges: As Of December 31, 2005 Opportunistically hedge up to 50% of production.

Cal Dive & Remington - A Winning Combination Cal Dive & Remington - A Winning Combination 4 + 27 = 1

Cal Dive International, Inc.
Reconciliation of Non GAAP Measures
Slide Presentation on January 23, 2006
Slide 9:

		Net Income From	Return on
ERT Return on Capital:	Total Capital [1]	Operations [2]	Capital
	(in millions, except percentages)
1995	$12.3	$—
1996	17.0	2.4	16%
1997	14.7	4.0	25%
1998	17.7	1.3	8%
1999	36.1	5.3	20%
2000	37.9	20.9	56%
2001	55.8	15.5	33%
2002	83.1	13.2	16%
2003	135.0	37.7	28%
2004	159.1	79.8	50%
2005E	234.9	81.2	35%

10 Year Average			29%

[1]	Total capital defined as ERT equity, plus undiscounted decommissioning liability, less intercompany with CDI.

[2]	Defined as operating income plus accretion expense. Adjusted operating income then tax effected.
Slide 14:

	2004	2003	2002
	(in millions, except percentages)
Remington:
Net Income	$61.0	$42.9	$11.3
Income Tax Provision	32.9	23.6	6.1
Interest Expense	0.9	1.6	2.1

EBIT (Earnings Before Interest and Taxes)	94.8	68.1	19.5

Tax Rate	35%	35%	35%

Tax-Affected EBIT	$61.6	$44.3	$12.7

	2004	2003	2002	2001

	(in millions, except percentages)
Shareholders’ Equity	$314.0	$241.9	$193.7	$125.3
Total Debt	—	18.0	39.1	74.3

Total Book Capitalization	$314.0	$259.9	$232.8	$199.6

Return on Capital Employed [1]	21%	18%	6%

3-Year Average Return on Capital Employed [1]			15%

[1]	Return on Capital Employed defined as Tax-Affected EBIT divided by average book capitalization.
Slide 25 (2006):

		Remington/
	Cal Dive	Adjustments	Combined
	(in millions, except percentages and per share amounts)
Reconciliation From Net Income to EBITDA:
Net Income Applicable to Common Shareholders	$235.0	$61.5	$296.5
Accretion and Dividends on Preferred Stock	2.0	—	2.0
Minority Interest	(38.0)	—	(38.0)
Income Tax Provision	134.0	33.2	167.2
Interest Expense, net & Other	28.0	62.4	90.4
Depreciation and Amortization	168.6	182.3	350.9

EBITDA	$529.6	$339.4	$869.0

EBITDA Margin:
Revenues	$1,138.4	$415.2	$1,553.6
EBITDA	$529.6	$339.4	$869.0

	47%	82%	56%

Cash Flow Per Share:
Net Income	$237.0		$298.5
Deferred Income Tax Provision	71.6		78.9
Depreciation and Amortization	168.6		350.9
Exploration Expense	12.9		46.1
Other Non Cash Items	—		5.2

	$490.1		$779.6
Diluted Shares	83.7		97.2

	$5.86		$8.02

Cal Dive International, Inc.
Reconciliation of Non GAAP Measures
Slide Presentation on January 23, 2006
Slide 26 (2007):

		Remington/
	Cal Dive	Adjustments	Combined
	(in millions, except percentages and per share amounts)
Reconciliation From Net Income to EBITDA:
Net Income Applicable to Common Shareholders	$280.9	$95.5	$376.4
Accretion and Dividends on Preferred Stock	2.2	—	2.2
Minority Interest	(47.6)	—	(47.6)
Income Tax Provision	159.2	51.1	210.3
Interest Expense, net & Other	42.0	62.4	104.4
Depreciation and Amortization	253.6	257.7	511.3

EBITDA	$690.3	$466.7	$1,157.0

EBITDA Margin:
Revenues	$1,426.2	$554.8	$1,981.0
EBITDA	$690.3	$466.7	$1,157.0

	48%	84%	58%

Cash Flow Per Share:
Net Income	$283.1		$378.6
Deferred Income Tax Provision	84.2		84.2
Depreciation and Amortization	253.6		511.3
Exploration Expense	12.9		46.1
Other Non Cash Items	—		5.2

	$633.8		$1,025.4
Diluted Shares	83.7		97.2

	$7.58		$10.55

Slide 27:

	Actual		Pro Forma
Debt/Equity Market Capitalization:	9/30/2005	Adjustment	9/30/2005
	(in millions, except percentages and stock price)
Current Debt	$6.6	$—	$6.6
Long-Term Debt	435.9	813.0	1,248.9

Total Debt	$442.5	$813.0	$1,255.5

CDI Share Price (1/20/06)	$44.33		$44.33
Fully Diluted Shares Outstanding	83.7	13.6	97.2

Equity Market Capitalization	$3,708.4		$4,310.7

Debt/Market Capitalization	12%		29%

Slide 28:

					Pro Forma
	2002	2003	2004	TTM 9/30/05	TTM 9/30/05	YE 06 Target
	(in millions, except percentages and ratios)
Reconciliation from Net Income to EBITDA:
Net income applicable to common shareholders	$12.4	$32.8	$79.9	$119.4	$202.3	$296.5
Accretion and dividends on preferred stock	—	1.4	2.7	2.7	2.7	2.0
Cumulative effect of accounting change	—	(0.5)	—	—	—	(38.0)
Minority interest	—	—	—	—	—	167.2
Income tax provision	6.6	19.0	43.0	68.9	114.3	90.4
Net interest expense and other	2.0	3.4	5.4	6.5	8.8	350.9
Depreciation and amortization	44.8	70.8	108.3	114.1	185.4	—
Share of Equity Investments:					—
Depreciation	—	—	—	3.2	3.2	—
Interest Expense, net	—	—	—	1.6	1.6	—

EBITDA	$65.8	$126.9	$239.3	$316.4	$518.3	$869.0

Debt/Book Capitalization:
Total Debt	$227.8	$222.8	$148.6	$442.5	$1,255.5	$1,255.5
Book Capitalization:
Total Debt	227.8	222.8	148.6	442.5	1,255.5	1,255.5
Convertible Preferred Stock	—	24.5	55.0	55.0	55.0	55.0
Shareholders’ Equity	337.5	381.1	485.3	563.5	1,146.0	1,500.0

	565.3	628.4	688.9	1,061.0	2,456.5	2,810.5

Ratio	40%	35%	22%	42%	51%	45%

Debt/EBITDA:
Total Debt	$227.8	$222.8	$148.6	$442.5	$1,255.5	$1,255.5
EBITDA	65.8	126.9	239.3	316.4	518.3	869.0

Ratio	3.5	1.8	0.6	1.4	2.4	1.4

Cal Dive International, Inc.
Reconciliation of Non GAAP Measures
Slide Presentation on January 23, 2006
Slide 29 (in millions, except ratios):

Pro Forma Interest Coverage:
TTM Pro Forma 9/30/05 EBITDA	$518.3
Pro Forma Annual Interest Expense	73.0

Coverage Ratio	7.1

Pro Forma 2006 Debt Service Coverage:
Projected 2006 EBITDA	$869.0

Senior Secured	8.4
MARAD	3.6
Capital Leases	2.9
Convertible Preferred Stock Dividend	2.2
Pro Forma Annual Interest Expense	73.0

90.1

Coverage Ratio	9.6